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                                                                   Exhibit 99.27

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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OMNICARE, INC.,                                   :
                                                  :
                             Plaintiff,           :
                                                  :
v.                                                :             C.A. No. 19800
                                                  :
NCS HEALTHCARE, INC., JON H. OUTCALT,             :
KEVIN B. SHAW, BOAKE A. SELLS,                    :
RICHARD L. OSBOURNE, GENESIS HEALTH               :
VENTURES, INC. and GENEVA SUB, INC.,              :
                                                  :
                                                  :
                             Defendants.          :
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IN RE NCS HEALTHCARE; INC,                        :             Consolidated
SHAREHOLDERS LITIGATION                           :             C.A. No. 19786
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                             PRELIMINARY INJUNCTION

      Pursuant to the Order entered by the Delaware Supreme Court on December 10, 2002 (the "Order"),

      1. Defendants NCS Healthcare, Inc. ("NCS"), Jon H. Outcalt, Kevin G.
Shaw, Boake A. Sells, Richard L. Osborne, Genesis Health Ventures, Inc. ("Genesis"), and Geneva Sub, Inc. ("Geneva Sub") (collectively referred to as "Defendants") and all those acting in concert with them are preliminarily enjoined from taking any actions to consummate, implement, effectuate, validate, or enforce the Agreement and Plan of Merger by and among Genesis, Geneva Sub and NCS dated as of July 28, 2002 (the "Genesis Merger Agreement"), including but not limited to presenting the Genesis Merger Agreement to the NCS stockholders for approval;

      2. Plaintiffs shall post a bond in the amount of $10,000.00, without surety.

      SO ORDERED this 1lth day of December, 2002.

                                                 /s/Stephen P. Lamb
                                                 ------------------
                                                  Vice Chancellor